AMENDMENT NO. 26
TO THE

AMENDED AND RESTATED SUB-ADVISORY CONTRACT

This Amendment No. 26, dated as of June 16, 2025 (“Amendment”), amends the Amended and Restated Sub-Advisory Contract (the “Contract”), dated July 1, 2020, between Invesco Advisers, Inc. (the “Adviser”) and Invesco Capital Management LLC (the “Sub-Adviser”).

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Contract to change the names of Invesco EQV European Small Company Fund to Invesco Global Small Cap Equity Fund, a series portfolio of AIM Funds Group (Invesco Funds Group); Invesco Oppenheimer International Growth Fund to Invesco International Growth Fund, and Invesco EQV European Equity Fund to Invesco International Value Fund, each a series portfolio of AIM International Mutual Funds (Invesco International Mutual Funds); Invesco EQV Emerging Markets All Cap Fund to Invesco Emerging Markets ex-China Fund, a series portfolio of AIM Investment Funds (Invesco Investment Funds), and Invesco Oppenheimer V.I. International Growth Fund to Invesco V.I. International Growth Fund, a series portfolio of AIM Variable Insurance Funds (Invesco Variable Insurance Funds), effective August 22, 2025.

NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.	Exhibit A to the Contract is deleted in its entirety and replaced with the following:

EXHIBIT A

AIM Counselor Series Trust (Invesco Counselor Series Trust)

Invesco Discovery Fund

Invesco Discovery Large Cap Fund

Invesco Equally-Weighted S&P 500 Fund
Invesco Floating Rate ESG Fund

Invesco NASDAQ 100 Index Fund
Invesco Senior Floating Rate Fund
Invesco Short Term Municipal Fund

Invesco Short Duration High Yield Municipal Fund
Invesco SMA Municipal Bond Fund

AIM Equity Funds (Invesco Equity Funds)

Invesco Main Street Fund®
Invesco Main Street All Cap Fund®
Invesco Rising Dividends Fund

AIM Funds Group (Invesco Funds Group)
Invesco Global Small Cap Equity Fund
Invesco Small Cap Equity Fund

AIM Growth Series (Invesco Growth Series)

Invesco Active Allocation Fund
Invesco Convertible Securities Fund
Invesco International Diversified Fund
Invesco Main Street Mid Cap Fund®
Invesco Main Street Small Cap Fund®
Invesco Quality Income Fund

Invesco Select Risk: Conservative Investor Fund
Invesco Select Risk: High Growth Investor Fund
Invesco Select Risk: Moderate Investor Fund
Invesco Small Cap Growth Fund

AIM International Mutual Funds (Invesco International Mutual Funds)

Invesco Advantage International Fund

Invesco EQV International Equity Fund

Invesco Global Focus Fund

Invesco Global Fund

Invesco Global Opportunities Fund
Invesco International Growth Fund

Invesco International Small-Mid Company Fund

Invesco International Value Fund

Invesco MSCI World SRI Index Fund

AIM Investment Funds (Invesco Investment Funds)

Invesco Balanced-Risk Allocation Fund

Invesco Balanced-Risk Commodity Strategy Fund
Invesco Core Bond Fund

Invesco Developing Markets Fund

Invesco Discovery Mid Cap Growth Fund

Invesco Emerging Markets ex-China Fund

Invesco Emerging Markets Local Debt Fund
Invesco Global Allocation Fund

Invesco Global Strategic Income Fund
Invesco International Bond Fund
Invesco Multi-Asset Income Fund

Invesco Multi-Strategy Fund Invesco
SteelPath MLP Alpha Fund Invesco
SteelPath MLP Alpha Plus Fund Invesco
SteelPath MLP Income Fund Invesco
SteelPath MLP Select 40 Fund

AIM Investment Securities Funds (Invesco Investment Securities Fund)

Invesco Global Real Estate Fund
Invesco High Yield Fund

Invesco SMA High Yield Bond Fund
Invesco U.S. Government Money Portfolio

AIM Sector Funds (Invesco Sector Funds)

Invesco Comstock Select Fund
Invesco Gold & Special Minerals Fund

AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds)

Invesco AMT-Free Municipal Income Fund
Invesco California Municipal Fund

Invesco Environmental Focus Municipal Fund
Invesco High Yield Municipal Fund

Invesco Intermediate Term Municipal Income Fund
Invesco Limited Term California Municipal Fund
Invesco Limited Term Municipal Income Fund
Invesco Municipal Income Fund

Invesco New Jersey Municipal Fund
Invesco Pennsylvania Municipal Fund

Invesco Rochester® AMT-Free New York Municipal Fund
Invesco Rochester® Municipal Opportunities Fund

Invesco Rochester® Limited Term New York Municipal Fund

Invesco Rochester® New York Municipals Fund

AIM Treasurer’s Series Trust (Invesco Treasurer’s Series Trust)

Invesco Premier Portfolio

AIM Variable Insurance Funds (Invesco Variable Insurance Funds)

Invesco V.I. American Franchise Fund

Invesco V.I. American Value Fund

Invesco V.I. Balanced-Risk Allocation Fund
Invesco V.I. Comstock Fund

Invesco V.I. Core Equity Fund
Invesco V.I. Core Plus Bond Fund

Invesco V.I. Discovery Large Cap Fund

Invesco V.I. Discovery Mid Cap Growth Fund
Invesco V.I. Diversified Dividend Fund
Invesco V.I. Equally-Weighted S&P 500 Fund
Invesco V.I. Equity and Income Fund

Invesco V.I. Global Core Equity Fund
Invesco V.I. Global Fund

Invesco V.I. Global Real Estate Fund
Invesco V.I. Global Strategic Income Fund

Invesco V.I. Government Money Market Fund
Invesco V.I. Government Securities Fund
Invesco V.I. Growth and Income Fund
Invesco V.I. Health Care Fund

Invesco V.I. High Yield Fund

Invesco V.I. International Growth Fund

Invesco V.I. EQV International Equity Fund
Invesco V.I. Main Street Fund®

Invesco V.I. Main Street Mid Cap Fund®
Invesco V.I. Main Street Small Cap Fund®
Invesco V.I. S&P 500 Buffer Fund – March
Invesco V.I. S&P 500 Buffer Fund – June

Invesco V.I. S&P 500 Buffer Fund – September
Invesco V.I. S&P 500 Buffer Fund – December
Invesco V.I. Small Cap Equity Fund

Invesco V.I. Technology Fund

Invesco V.I. U.S. Government Money Portfolio

Invesco Dynamic Credit Opportunity Fund

Invesco Management Trust

Invesco Conservative Income Fund

Short-Term Investments Trust

Invesco Government & Agency Portfolio
Invesco Treasury Obligations Portfolio

2.	All other terms and provisions of the Contract not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ Melanie Ringold
Name:	Melanie Ringold
Title:	Secretary, Senior Vice President and Chief Legal Officer

INVESCO CAPITAL MANAGEMENT LLC

Sub-Adviser

By:	/s/ Brian Hartigan
Name:	Brian C. Hartigan
Title:	Chief Executive Officer & Principal Executive Officer